Exhibit 17.2

PROXY TABULATOR

P.O. BOX 9112

FARMINGDALE, NY 11735

To vote by Internet

1) Read the Proxy Statement and have the Proxy Card below at hand.
2) Go to website www.proxyvote.com
3) Follow the instructions provided on the website.

To vote by Telephone

1) Read the Proxy Statement and have the Proxy Card below at hand.
2) Call 1-800-690-6903
3) Follow the instructions.

To vote by Mail

1) Read the Proxy Statement.
2) Check the appropriate box on the Proxy Card below.
3) Sign and date the Proxy Card.
4) Return the Proxy Card in the envelope provided.

If you vote by Telephone or Internet, you do not need to mail your proxy.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	E29831-S58914	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

For	Against	Abstain

1. To approve or disapprove a proposed Agreement and Plan of Reorganization pursuant to which Federated International Leaders Fund (FILF) would acquire all, or substantially all, of the assets of Federated InterContinental Fund (FICF) in exchange for Class A Shares, Class B Shares, Class C Shares, Institutional Shares and Class R6 Shares of FILF to be distributed pro rata by FICF to its shareholders of Class A Shares, Class B Shares, Class C Shares, Institutional Shares and Class R6 Shares, respectively, in a complete liquidation and dissolution of FICF.

Any such vote in FAVOR or AGAINST the Proposal will authorize the persons named as proxies to vote accordingly in FAVOR or AGAINST any adjournment of the Special Meeting.

YOUR VOTE IS IMPORTANT

Please complete, sign and return this card as soon as possible.

Please sign this proxy exactly as your name appears on the books of the Trust. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature [Joint Owners]	Date

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting:

The Notice of Special Meeting of Shareholders and Proxy Statement are available at www.proxyvote.com.

E29832-S58914

Federated InterContinental Fund

A portfolio of Federated Equity Funds

SPECIAL MEETING OF SHAREHOLDERS — August 11, 2017

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned Shareholders of Federated InterContinental Fund, a portfolio of Federated Equity Funds (the “Trust”), hereby revoking any proxy heretofore given, designate and appoint George Magera, Kary Moore, Edward Bartley, Maureen Ferguson and Erin Dugan, as proxies to act at the Special Meeting of Shareholders (the “Special Meeting”) to be held on August 11, 2017 at 4000 Ericsson Drive, Warrendale, Pennsylvania 15086-7561, at 10:00 a.m. (Eastern Time), and at any adjournment thereof.

The attorneys named will vote the shares represented by this proxy in accordance with the choices made on this ballot. If this proxy is executed and returned in time and no choice is indicated as to an item, this proxy will be voted affirmatively on such matter. No business other than the matters described on the reverse side is expected to come before the Special Meeting, but should any other matter requiring a vote of shareholders arise, the attorneys named will vote on such matters according to their best judgment in the interests of FICF. With respect to any question as to an adjournment or postponement of the Special Meeting, the attorneys named will vote AGAINST such an adjournment those proxies that are required to vote against the proposal and will vote in FAVOR of such an adjournment all other proxies that they are authorized to vote.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF THE TRUST. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL.